UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 19, 2005

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

333-21011	FIRSTENERGY CORP.	34-1843785
(An Ohio Corporation)
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-2578	OHIO EDISON COMPANY	34-0437786
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-2323	THE CLEVELAND ELECTRIC ILLUMINATING COMPANY	34-0150020
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-3583	THE TOLEDO EDISON COMPANY	34-4375005
(An Ohio Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

1-3491	PENNSYLVANIA POWER COMPANY	25-0718810
(A Pennsylvania Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

FirstEnergy Intra-System Generation Asset Transfers

On May 13, 2005, Pennsylvania Power Company (Penn), and on May 18, 2005, Ohio Edison Company (OE), The Cleveland Electric Illuminating Company (CEI) and The Toledo Edison Company (TE, and together with OE, Penn and CEI, the Utility Subsidiaries), operating utility subsidiaries of FirstEnergy Corp. (FirstEnergy), entered into the agreements described below (Agreements) as part of a series of intra-system generation asset transfers. When concluded, the asset transfers will result in the respective undivided ownership interests of the Utility Subsidiaries in FirstEnergy’s nuclear, fossil and hydroelectric plants being owned by FirstEnergy Nuclear Generation Corp., a new Ohio corporation (NGC), and FirstEnergy Generation Corp. (Genco), respectively, separate and apart from the Utility Subsidiaries. The generating plant interests that are being transferred do not include, however, interests of CEI, TE and OE in certain of the plants that are currently subject to sale and leaseback arrangements.

Genco is, and after the completion of the intra-system transfers, NGC will be, wholly-owned subsidiaries of FirstEnergy Solutions Corp. (FES). A FirstEnergy subsidiary, FES provides energy-related products and services, and through Genco, currently operates FirstEnergy's non-nuclear generation businesses.

These transactions are being undertaken in furtherance of one of the principal objectives of the Utility Subsidiaries’ restructuring plans that were approved by the Public Utilities Commission of Ohio and, in the case of Penn, the Pennsylvania Public Utility Commission. Consistent with the restructuring plans, over time generation assets that had been owned by the Utility Subsidiaries were required to be separated from the regulated delivery business of the Utility Subsidiaries through transfer to a separate corporate entity. FirstEnergy Nuclear Operating Company, a subsidiary of FirstEnergy, currently operates and maintains the nuclear generation assets to be transferred. Genco, as lessee under a Master Facility Lease, dated as of January 1, 2001 (Master Lease), with the Utility Subsidiaries as lessors, leases the fossil generation assets to be transferred and operates and maintains those assets. The transactions will essentially complete the divestitures contemplated by the restructuring plans by transferring the ownership interests to NGC and Genco, respectively, without impacting the operation of the plants.

As contemplated by the Agreements, the Utility Subsidiaries intend to transfer their respective interests in the nuclear generation assets to NGC through, in the case of OE and Penn, a spin-off by way of dividend and, in the case of CEI and TE, a sale at net book value. Genco intends to exercise a purchase option under the Master Lease to acquire the fossil and hydroelectric generation assets to be transferred by the Utility Subsidiaries.

Consummation of the transactions contemplated by each of the Agreements is subject to receipt of all necessary regulatory authorizations and other consents and approvals. FirstEnergy currently expects to complete the various asset transfers in the second half of 2005.

Fossil Generating Assets

Purchase and Sale Agreements

Penn, OE, CEI and TE each entered into a separate Purchase and Sale Agreement (collectively, the Fossil PSAs) with Genco, pursuant to which Genco will purchase from each Utility Subsidiary all of its interest in the non-retired fossil-fuel and hydroelectric plants that Genco now leases from such Utility Subsidiary under the Master Lease.

The Utility Subsidiaries’ respective ownership interests in these fossil and hydroelectric plants are as follows:

	Fossil Plant Ownership Percentages*

Plant	OE	CEI	TE	Penn

Ashtabula 5	-	100.00%	-	-
Bay Shore 1-4	-	-	100.00%	-
Bay Shore Peaking	-	-	100.00%	-
R.E. Burger 3-5	100.00%	-	-	-
R.E. Burger Peaking	85.60%	-	-	14.40%
Eastlake 1-5	-	100.00%	-	-
Eastlake Peaking	-	100.00%	-	-
Lakeshore 18	-	100.00%	-	-
Lakeshore Peaking	-	100.00%	-	-
Bruce Mansfield 1	60.00%	-	-	33.50%
Bruce Mansfield 2	43.06%	1.68%	-	9.36%
Bruce Mansfield 3	49.34%	-	-	6.28%
W.H. Sammis 1-6	100.00%	-	-	-
W.H. Sammis 7	48.00%	31.20%	-	20.80%
W.H. Sammis Peaking	85.60%	-	-	14.40%
Edgewater Peaking	86.00%	-	-	14.00%
Richland Peaking 1-3	-	-	100.00%	-
Seneca	-	100.00%	-	-
West Lorain Peaking Unit 1	100.00%	-	-	-
Mad River Peaking	85.60%	-	-	14.40%
Stryker Peaking	-	-	100.00%	-
* Ownership percentages may not total 100% because the sale/leaseback interests in certain plants are not being transferred.

The Fossil PSAs do not transfer the respective leasehold interests of CEI and TE in Bruce Mansfield Units 1, 2 and 3 under existing sale and leaseback arrangements.

Section 12 of the Master Lease provides Genco an option to purchase the leased generating plants for a specified purchase price per unit equal to such unit’s fair value as of December 31, 2000, with payment to the selling Utility Subsidiary in cash or by delivery of a promissory note secured by a lien on the transferred assets.

Under the Fossil PSAs, Genco has agreed to purchase the leased units, and to assume certain liabilities relating to the purchased units, for the aggregate purchase price set forth in the Master Lease of approximately $1.6 billion (OE -- $980 million; Penn -- $125 million; CEI -- $408 million; and TE -- $88 million). Under each Fossil PSA, the parties may adjust the purchase price as and to the extent necessary or appropriate to reflect the value of any additional assets or liabilities transferred to Genco by the applicable Utility Subsidiary. As consideration for the purchased units, Genco will deliver to each Utility Subsidiary a secured promissory note that will be secured by a lien on the units purchased, bear interest at a rate per annum based on the average weighted cost of long-term debt of such Utility Subsidiary and mature twenty years after the date of issuance. Genco may prepay each note at any time, in whole or in part, without penalty.

Under each Fossil PSA, Genco has also agreed that, upon the request of the applicable Utility Subsidiary, it will assume such Utility Subsidiary’s liabilities and obligations with respect to a certain outstanding principal amount of pollution control revenue bonds (Fossil PCRBs) that are related to the purchased plants (OE -- $470 million; Penn -- $63 million; CEI -- $364 million; and TE -- $69 million). If Fossil PCRBs are assumed by Genco at closing, then the principal amount thereof will reduce the principal amount of the applicable Genco note delivered by Genco at closing. If Genco assumes Fossil PCRBs after closing, the principal amount so assumed will represent a payment of principal on the applicable Genco note delivered at closing.

Nuclear Generating Assets

The Utility Subsidiaries’ respective ownership interests in FirstEnergy’s nuclear plants are as follows:

	Nuclear Plant Ownership Percentages*

					OES
Plant	OE	CEI	TE	Penn	Nuclear

Beaver Valley 1	35.00%	-	-	65.00%	-
Beaver Valley 2	20.22%	24.47%	1.65%	13.74%	-
Davis-Besse	-	51.38%	48.62%	-	-
Perry	-	44.85%	19.91%	5.24%	17.42%

* Ownership percentages may not total 100% because the sale/leaseback interests in certain plants are not being transferred.

Penn Contribution Agreement

On May 13, 2005, Penn also entered into a Subscription and Capital Contribution Agreement (Penn Contribution Agreement) with NGC pursuant to which Penn will acquire 100 shares of common stock of NGC in consideration for Penn’s contribution to NGC of its undivided interests in Beaver Valley Units 1 and 2 and common facilities and its undivided interest in Perry, together with associated decommissioning funds. In connection with such contribution, NGC will assume Penn’s obligations in respect of $64 million aggregate principal amount of outstanding pollution control revenue bonds (Penn Nuclear PCRBs) and certain other liabilities associated with the transferred units.

The parties to the Penn Contribution Agreement have agreed that the value of the contributed assets will be the net book value thereof as of the end of the fiscal quarter immediately preceding the closing. Simultaneously, Penn will receive from NGC a promissory note in respect of the book value of certain related assets, including construction work in progress, nuclear fuel, inventories and spare parts and accounts receivable determined as of the end of the quarter immediately preceding the closing. The note will bear interest at a rate equal to Penn’s weighted average cost of long-term debt, will mature 20 years after its date of issuance, and will be prepayable at any time, in whole or in part, by NGC.

Following the contribution to NGC, Penn intends to distribute the stock of NGC as a dividend to its parent, OE, such that NGC will become, momentarily, a direct wholly-owned subsidiary of OE. After the contribution of certain additional nuclear assets by OE as discussed below, it is intended that the stock of NGC will be distributed as a dividend to FirstEnergy and then contributed down to become a subsidiary of FES in accordance with the intra-system generation asset transfers discussed above. If the transactions described in the previous paragraph had occurred on March 31, 2005, Penn’s cost basis for the stock of NGC would have been equal to the net book value of the transferred interests in the Beaver Valley and Perry units and associated assets (approximately $542 million), less the Penn Nuclear PCRBs ($64 million) and agreed upon value of other liabilities assumed by NGC (approximately $401 million). The distribution of the stock of NGC to OE would have resulted in a charge to Penn’s retained earnings of $77 million at March 31, 2005.

OE Contribution Agreement

On May 18, 2005, OE also entered into a Capital Contribution Agreement (OE Contribution Agreement) with NGC pursuant to which OE will contribute its undivided interests in Beaver Valley Units 1 and 2 and common facilities, the common stock of its wholly owned subsidiary, OES Nuclear Incorporated, a wholly-owned non-utility subsidiary of OE, which holds an undivided interest in Perry, together with associated decommissioning funds and its interests in other assets, inventories, fuel, spare parts, equipment, supplies and contract rights relating to the transferred units, to NGC as an additional capital contribution to NGC. In connection with such transfer, NGC initially will also assume OE’s obligations in respect of approximately $116 million aggregate principal amount of outstanding pollution control revenue bonds (Ohio Nuclear PCRBs) and certain other liabilities associated with the transferred units. An additional $295 million of Ohio Nuclear PCRBs are expected to be assumed by NGC after the spin-off described below. The parties to the OE Contribution Agreement have agreed that the value of the contributed assets will be the net book value thereof as of the end of the fiscal quarter immediately preceding the closing.

The OE Contribution Agreement does not transfer the leasehold interests of OE in Beaver Valley Unit 2 or Perry under existing sale and leaseback arrangements.

Following the transfer to NGC, it is anticipated that OES Nuclear will be merged with and into NGC, and OE will distribute the stock of NGC as a dividend to its parent, FirstEnergy, such that NGC will become, momentarily, a direct wholly-owned subsidiary of FirstEnergy, and FirstEnergy, in turn, will contribute the stock of NGC to FES. If the transactions described above had occurred on March 31, 2005, OE’s cost basis for the stock of NGC would have been equal to the net book value of the transferred interests in the Beaver Valley and Perry units and associated assets (approximately $712 million), less the initial Ohio Nuclear PCRBs ($116 million) to be assumed and the agreed upon value of other liabilities assumed by NGC (approximately $596 million) with no charge to OE’s retained earnings.

CEI and TE Purchase and Sale Agreements

On May 18, 2005, CEI and TE each entered into separate Nuclear Purchase and Sale Agreements with NGC (together, the "Nuclear PSAs") under which NGC has agreed to purchase CEI’s and TE’s respective undivided ownership interests in Beaver Valley Unit 2, Perry and Davis-Besse for a purchase price equal to the net book value thereof, determined as of the end of the fiscal quarter immediately preceding the closing, together with the respective interests of CEI and TE in nuclear decommissioning trust funds associated with those plants and their respective right, title and interest in and to any and all contracts, fuel, spare parts, inventories, equipment, supplies and other assets associated with each unit, less the amount of obligations of CEI and TE under outstanding pollution control revenue bonds associated with the transferred units (CEI - $367 million and TE - $284 million, respectively, at March 31, 2005), and the agreed upon value of certain other liabilities associated with the transferred units.

At this time, CEI and TE will retain their leasehold interests in Beaver Valley Unit 2 under existing sale and leaseback arrangements.

At closing, NGC will pay the purchase price, determined as described above, by delivering to each of CEI and TE a promissory note secured by a lien on the transferred assets and bearing interest at a rate per annum based on the average weighted cost of long-term debt of CEI and TE, as the case may be. Each note will mature 20 years after the date of issuance, and will be prepayable at any time, in whole or in part, at the option of NGC, without penalty.

If the transactions described above had been consummated at March 31, 2005, the principal amounts of the secured promissory notes of NGC issued to CEI and TE would have been approximately $469 million and $307 million, respectively.

Forward-Looking Statement: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), the receipt of approval from and entry of a final order by the U.S. District Court, Southern District of Ohio on the pending settlement agreement resolving the New Source Review litigation and the uncertainty of the timing and amounts of the capital expenditures (including that such amounts could be higher than anticipated) or levels of emission reductions related to this settlement, adverse regulatory or legal decisions and outcomes (including revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of governmental investigations and oversight, including by the Securities and Exchange Commission, the United States Attorney's Office and the Nuclear Regulatory Commission as disclosed in the registrants' Securities and Exchange Commission filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage and heightened scrutiny at the Perry Nuclear Power Plant in particular, the availability and cost of capital, the continuing availability and operation of generating units, the inability to accomplish or realize anticipated benefits from strategic goals (including the proposed transfer of generation assets), the ability to improve electric commodity margins and to experience growth in the distribution business, the ability to access the public securities and other capital markets, further investigation into the causes of the August 14, 2003, regional power outage and the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the outage, the final outcome in the proceeding related to FirstEnergy's Application for a Rate Stabilization Plan in Ohio, the risks and other factors discussed from time to time in the registrants' Securities and Exchange Commission filings, and other similar factors. The registrants expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 19, 2005

FIRSTENERGY CORP.
Registrant

OHIO EDISON COMPANY
Registrant

THE CLEVELAND ELECTRIC
ILLUMINATING COMPANY
Registrant

THE TOLEDO EDISON COMPANY
Registrant

PENNSYLVANIA POWER COMPANY
Registrant

/s/ Lisa S. Wilson
Lisa S. Wilson
Assistant Controller